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                                                                   EXHIBIT 10.12

                      SECOND AMENDMENT TO ADMINISTAFF, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         The Administaff, Inc. Employee Stock Purchase Plan, as amended and restated effective April 1, 2002 ("Plan") shall be, and hereby is, amended in the following respects:

                                       I.

         Effective August 15, 2003, Section 8(a) of the Plan is amended in its entirety to provide as follows:

                  "8.      Purchase of Shares.

                  (a) Following the end of each Purchase Period, the Participants' Accounts shall be applied automatically by the Recordkeeper to purchase the maximum number of shares of Common Stock that may be purchased with the accumulated payroll deduction and dividends, if any, allocated to the Participants' Accounts. Each Participant's Account shall be allocated each Purchase Period its pro rata share (whole and fractional shares) of the total number of shares purchased for such Purchase Period. If any amount of a Participant's payroll deductions for the applicable Purchase period remains after subtracting the costs of the shares allocated to the Participant's Account, such amount will be retained as residual cash and shall be applied to the purchase of shares of Common Stock during the following Purchase Period(s). A Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the whole (but not fractional) shares of Common Stock allocated to the Participant's Account."

                                       II.

         Except as modified herein, the Plan shall remain in full force and effect.

         Executed effective as of August 15, 2003.

                                                    ADMINISTAFF OF TEXAS, INC.

                                                    By: /s/ Paul J. Sarvadi
                                                        ------------------------
                                                        Paul J. Sarvadi